EXHIBIT 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Sunair Electronics, Inc. (the “Company”) on Form 10-QSB for the quarter ending June 30, 2005 as filed with the Securities and Exchange Commission on August 15, 2005 (the “Report”), I, John J. Hayes, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John J. Hayes John J. Hayes President and Chief Executive Officer August 15, 2005